Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-78295, 333-48154, 333-48156, 333-65130, 333-83818, 333-99385, and 333-113738 on Form S-8 and Registration Statement No. 333-113737 on Form S-3 of BUCA Inc. and subsidiaries of our report on the consolidated financial statements dated July 25, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2003 and 2002 consolidated financial statements as discussed in Note 2 to the consolidated financial statements) and our report on internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of BUCA, Inc. and subsidiaries for the fiscal year ended December 26, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

July 25, 2005